UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

MUSCLEPHARM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 90839
 (Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On June 7, 2011 (the “Closing Date”), MusclePharm Corporation, a Nevada corporation (the “Company”), entered into a (i) convertible promissory note of up to $900,000 (the “Note”) and (ii) a registration rights agreement (the “Registration Rights Agreement”), with one accredited investor (the “Investor”).

Pursuant to the terms of the Note, it is anticipated that the Company will receive (i) $480,000 within three (3) business days of the Closing Date and (ii) $250,000 within 120 days’ notice of an effective registration statement on Form S-1 (the “Registration Statement”), provided that (a) the Registration Statement is filed within 20 days of the Closing Date and (b) the Registration Statement is declared effective no later than 135 days from the Closing Date, in accordance with the Registration Rights Agreement.

The Note bears a one-time interest rate of eight percent (8%) and has a maturity date of June 7, 2014.  Prepayment under the Note is not permitted, unless approved by the Investor.  Under the terms of the Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price equal to seventy percent (70%) of the lowest closing price of the Common Stock in the thirty (30) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

The Note is subject to various default provisions (an “Event of Default”), and the occurrence of such an Event of Default will cause the outstanding principal amount under the Note, together with accrued and unpaid interest and all other amounts payable under the Note, to become immediately due and payable to the Investor.

The Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01, on the Closing Date, the Company entered into the Note with the Investor.  The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	$900,000 Convertible Promissory Note

10.1	Registration Rights Agreement, dated June 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: July 8, 2011	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer